UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2005

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 11, 2005, Hibbett Sporting Goods, Inc. announced the hiring of Mr. Brian Priddy as the Company’s new President, as further described in Item 5.02(c) below. The company also confirmed a base salary for Mr. Priddy for fiscal year 2006 of $300,000 (annualized). At the same time, the company established a target cash bonus of sixty-five percent of salary for fiscal year 2006, of which $97,500 is guaranteed assuming an August 1, 2005 start date. (No part of future bonuses are guaranteed.) Target bonuses are based on the company’s performance during fiscal year 2006 as well as individual goals. The company shall pay certain relocation expenses for Mr. Priddy and his family.

Also, in connection with Mr. Priddy’s hiring, the company authorized the award of 6,000 restricted stock units and 10,000 stock options under the 2005 Equity Incentive Plan to be granted on the date Mr. Priddy begins employment. Such awards are subject to vesting.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)        (1)        On July 6, 2005, Mr. Brian Priddy, age 48, was appointed by the company as President, effective on August 1, 2005.

(2)         Mr. Priddy has not previously been employed by the company and has no family relationship to any of our officers or directors. His principal occupations and employment during the last five years have included Executive Vice President of Operations of Bombay Company, Inc., a 500-plus retail store company, since February 2001, where he oversaw real estate, store and supply chain operations. In 2002, he was appointed by Bombay Company’s Board of Directors to Chairman, Interim Executive Committee and directed all merchandising, marketing and operational organizations. From 1998 through February 2001, Mr. Priddy served as a Senior Vice President of Store Operations.

There are no transactions between the company and Mr. Priddy that would be reportable under Item 401(a) of the SEC’s Regulation S-K (Certain Relationships and Related Transactions).

A copy of the Company’s related press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

Date: July 11, 2005	/s/ Gary S. Smith
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release dated July 11, 2005

EXHIBIT 99.1

[ Hibbett Sporting Goods, Inc. Letterhead ]

Contact:	Gary A. Smith
Vice President & Chief Financial Officer
(205) 942-4292

HIBBETT HIRES 25-YEAR RETAIL VETERAN AS PRESIDENT

Mickey Newsome to Remain Chairman and Chief Executive Officer

BIRMINGHAM, Ala. (July 11, 2005) - Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB), a rapidly growing sporting goods retailer, today announced that it has hired Brian Priddy as President of the Company. Mr. Priddy will join Hibbett on August 1.

Mr. Priddy was most recently Executive Vice President of Operations at Bombay Company since 2001, having served as Chairman of the Interim Executive Committee for 11 months during that time period. He was also Senior Vice President – Store Operations at Bombay Company from 1998 to 2001. Prior to that time, Mr. Priddy held various leadership positions with Sears, Roebuck & Co., Lillie Rubin, Maison Blanche and Foley's. His background is extensive in store operations.

Mickey Newsome, Chairman and Chief Executive Officer, commented, "Brian's experience and 25-year track record in the retail industry speaks for itself. He has demonstrated exceptional skill and leadership in store operations, supply chain management and real estate. He shares many of the ideals and philosophies integral to the Hibbett culture and its success. In short, Brian is a great fit with Hibbett and will add depth to an already talented management team that has successfully led Hibbett to record sales and earnings for many years. I look forward to working closely with Brian for the next several years as we focus on our goal of 1,000 stores."

Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Sunbelt, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook or estimate. For example, our forward looking statements include expectations regarding new hires. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. For a complete description of factors which could affect our business, you should carefully review the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on April 14, 2005 as amended on Form 10-K/A on April 19, 2005, or Quarterly Report on Form 10-Q filed on June 8, 2005 and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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